UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2024

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 27, 2024, IntelGenx Technologies Corp. ("IntelGenx") obtained an order from the Québec Superior Court (Commercial Division) (the "Court") approving the implementation of a sale and investment solicitation process (the "SISP Approval Order") intended to generate interest in either the business or the assets of IntelGenx, or in a recapitalization of IntelGenx, with the goal of implementing one or more transaction(s) (the "SISP"). The SISP Approval Order provides that the SISP will be conducted by Ernst & Young Inc., acting as monitor.

As part of the SISP Approval Order, the Court also approved the agreement of purchase and sale between IntelGenx, as vendor, and atai Life Sciences AG, as purchaser, solely for the purpose of constituting the "stalking horse" bid under the SISP (the "Stalking Horse Bid"). The Stalking Horse Bid establishes a baseline price and deal structure for the solicitation of superior bids from qualified interested parties and provides certainty that a going-concern solution for the business of IntelGenx has already been identified.

All qualified interested parties will be provided with an opportunity to participate in the SISP. The SISP is intended to solicit interest in and opportunities for a broad range of executable transaction alternatives involving the business and assets of IntelGenx, through one or more sales or partial sales of all, substantially all, or certain portions of the business and assets, and/or an investment in, restructuring, recapitalization, refinancing or other form of reorganization of IntelGenx or its business.

The SISP will be conducted as a two-phase process with the Phase 1 Non-Binding LOI Submission Deadline set for 5:00 p.m. (Eastern Time) on July 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

INTELGENX TECHNOLOGIES CORP.
Date: June7, 2024

	By:	/s/ Andre Godin
Name: Andre Godin Title: President and CFO